EXECUTION VERSION SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

AMENDMENT, dated as of July 21, 2008 (the “Amendment”) to the Securities Purchase Agreement (the “Agreement”) dated as of April 17, 2007 by and between AeroCentury Corp. (the “Issuer”), Satellite Fund II, L.P., Satellite Fund IV, L.P., The Apogee Group, LLC, and Satellite Fund V, LLC (collectively the “Purchasers” and together with the Issuer the “Parties,” each a “Party”).

WHEREAS, the Agreement: (i) provides, subject to satisfaction of certain material conditions, that on certain dates the Purchasers will purchase, and the Issuer will issue, Notes in an aggregate principal amount of $28,000,000; and (ii) granted to the Purchasers Warrants to purchase an aggregate 171,473 shares of Common Stock; and

WHEREAS, following discussions between the Issuer and Purchasers, the Issuer and Purchasers have agreed to amend the Agreement to: (i) reduce the Purchasers’ total commitment to purchase Notes from $28,000,000 to $14,000,000; (ii) provide for a Final Closing at which the Purchasers will purchase and the Issuer will sell Notes for an aggregate principal amount of $4,000,000; and (iii) cancel 90,249 of the 171,473 outstanding Warrants.

ACCORDINGLY, the Issuer and the Purchasers hereby agree as follows:

1. Defined Terms.  Unless otherwise defined herein, all capitalized terms herein shall have the meanings set forth in the Agreement. The following terms shall have the meanings provided below and be added to Section 1.1 of the Agreement:

a. “Final Closing” shall have the meaning in Section 4.2 of the Agreement as amended below.

b. “First Amendment to the Securities Purchase Agreement” shall mean the Letter Agreement by and among the Issuer and the Purchasers dated June 18, 2008.

c. “Second Amendment to the Securities Purchase Agreement” shall mean the Second Amendment to the Securities Purchase Agreement dated July 21, 2008 by and among the Issuer and the Purchasers.

2. Amendments to Agreement.

a. The headings to Section 4.2 in the Table of Contents and in the text of the Agreement shall be deleted in their entirety and replaced with the following: “Final Closing.”

b. The definition of Final Closing Date in Section 1.1 of the Agreement is deleted in its entirety and replaced with the following:

“‘Final Closing Date’ shall mean the date of the execution of this Second Amendment to the Securities Purchase Agreement or such later Business Day as may be agreed to by the Issuer and each Purchaser.”

c.   The definition of Operative Documents in Section 1.1 of the Agreement shall be amended by inserting the words “the First Amendment to the Securities Purchase Agreement and the Second Amendment to the Securities Purchase Agreement,” after the words “this Agreement.”

d. The definitions of Available Amount, Sale Notice, Subsequent Closing and Subsequent Closing Date are deleted from Section 1.1 of the Agreement in their entirety.

e. Section 2(a) is amended by replacing “171,473” with “81,224” and by replacing “10%” with “5%.”

f. Section 2(b) is amended by replacing “$28,000,000” with “$14,000,000.”

g.   The references to “a/any/each/such Subsequent Closing” and “a Subsequent Closing Date” in the definitions of Closing, Closing Date, and Purchase Price and in Sections 4.3 and 5.1 of the Agreement are amended by replacing “a/any/each/such Subsequent Closing” with “the Final Closing” and by replacing “a Subsequent Closing Date” with “the Final Closing Date.” To the extent not otherwise addressed by this Amendment, any reference in the Agreement to a Subsequent Closing or a Subsequent Closing Date shall be read as references to the Final Closing and the Final Closing Date, respectively.

h.   Sections 4.2(a) and 4.2(b) shall be deleted in their entirety and replaced with the following Section 4.2: “Final Closing. On the Final Closing Date, subject to the terms and conditions hereof (including, without limitation Section 5) and in reliance upon the representations and warranties of the Issuer contained herein and in the other Operative Documents, the Purchasers shall purchase and the Issuer shall sell Notes in an aggregate principal amount of $4,000,000 (such purchase and sale the “Final Closing”). On the Final Closing Date, each Purchaser will purchase from the Issuer, at the applicable Purchase Price, Notes for the principal amount and with the registration numbers set forth next to each Purchaser’s name in Annex F to this Second Amendment. The Issuer will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) in the form of Annex D to this Second Amendment to the Securities Purchase Agreement, dated such Final Closing Date and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Issuer or its order of immediately available funds in the amount of the Purchase Price therefor by wire transfer of immediately available funds for the account of the Issuer as designated by it.”

i.   Section 4.4 shall be deleted in its entirety and replaced with the following Section 4.4: “On the last day of each month, commencing on May 31, 2007 and ending on June 30, 2008, the Issuer shall pay to the Purchasers ratably in accordance with their respective Commitment Percentages in immediately available funds a fee (herein called an “Unused Commitment Fee”) on the amount, if any, by which (i) the Average Principal Balance during such month is less than (ii) $14,000,000, at the rate of 0.50% per annum, calculated on the basis of a year of 360 days for the actual number of days elapsed. The Unused Commitment Fee shall be paid to each Purchaser in accordance with the payment instructions provided for on Schedule I.” For the avoidance of doubt the “June 30, 2008” date in this Section is meant to supersede the “July 31, 2008” date in the First Amendment to the Securities Purchase Agreement as it applies to Section 4.4 of the Agreement.

j. Section 6.10 is amended by replacing “Schedule 6.10” with “Annex B to the Second Amendment to the Securities Purchase Agreement.”

k. Section 6.19(d) is amended by replacing “Schedule 6.19” with “Annex B to the Second Amendment to the Securities Purchase Agreement.”

l.   Section 6.19(e) is amended by replacing “Schedule 6.19” with “Annex B to the Second Amendment to the Securities Purchase Agreement,” by replacing “171,473” with “81,224,” by replacing “10%” with “5%,” and by replacing “Initial Closing” with “Final Closing.”

m.   Section 6.24 is amended by inserting “, as amended by Annex B to the Second Amendment to the Securities Purchase Agreement,” after “Schedule 6.24,” and by inserting: “The Issuer shall provide lease abstracts in the form used in Schedule 6.24 of the Agreement for the new leases disclosed in Annex B to this Second Amendment within 3 Business Days of the Final Closing Date.”

n. Section 9.1(b) is deleted in its entirety.

o. Section 9.1(c) is amended by re-labeling it Section “9.1(b).”

p. Section 9.2(a) is amended by replacing “$500,000” with “$250,000,” by replacing “$5,000,000” with “$2,500,000,” by replacing “10%” with “3%” and by replacing “5%” with “2%.”

q. Section 9.2(b) is amended by replacing “$500,000” with “$250,000” and by replacing “$3,000,000” with “$1,500,000.”

r.   Schedule 13.5 of the Agreement is deleted in its entirety and replaced with Annex A to this Amendment. All references to “Schedule 13.5,” including but not limited to those in the definition of “Maximum Outstanding Balance” and in Sections 9.1(a) and 13.5, are amended by replacing “Schedule 13.5” with “Annex A to the Second Amendment to the Securities Purchase Agreement.”

3.   Warrants. The Purchasers hereby agree that 90,249 of the 171,473 Warrants issued pursuant to the Agreement shall be canceled on the Final Closing Date, and that the number of Warrants held by each Purchaser will be reduced on a pro rata basis. Upon receipt of the Purchase Price and the refunds contemplated by Sections 4 and 5 of this Second Amendment, the Issuer will deliver to the Purchasers Amended and Restated Warrants to purchase an aggregate 81,224 of Common Stock. The Amended and Restated Warrants will be in the form of Annex E to this Second Amendment and shall bear the registration numbers and entitle each Purchaser to purchase Common Stock in the amount set forth next to each Purchaser’s name in Annex F to this Second Amendment. Upon receipt of the Amended and Restated Warrants, the Purchasers will deliver the outstanding Warrants originally issued under the Agreement to the Issuer.

4.   Commitment Fee. The Purchasers agree to refund $85,750 of the Unused Commitment Fees paid to them pursuant to Section 4.4 of the Agreement. This refund will be paid on the Final Closing Date in the manner contemplated by Section 4.2 of the Agreement. The Issuer is hereby released from any obligation to pay any Unused Commitment Fees accrued and unpaid as of the date hereof.

5.   Purchase Price. The Purchasers agree to refund to AeroCentury $200,000 of the $500,000 amount by which the Purchase Price of Initial Notes was reduced from 99% of the aggregate face amount of such Notes per the definition of “Purchase Price” in the Agreement. This refund will be paid on the Final Closing Date in the manner contemplated by Section 4.2 of the Agreement.

6.   Legal Fees. The Purchasers agree to pay their own legal fees in connection with this Amendment, the First Amendment to the Securities Purchase Agreement and the Final Closing. To the extent that Sections 5.8 and 19 of the Agreement require the Issuer to pay the Purchasers’ legal fees in connection with the Final Closing or any transaction that antedates the Final Closing, including but not limited to the First and Second Amendments to the Agreement, the Purchasers hereby waive their rights to such payment or reimbursement. The Purchasers do not waive any rights or claims that they have under Sections 5.8 and 19 of the Agreement (i) to payment, compensation or reimbursement of costs, fees, expenses or disbursements, other than legal fees, in connection with the Final Closing or transactions that antedate the Final Closing or (ii) to payment, compensation or reimbursement of costs, fees, expenses or disbursements in connection with transactions, amendments or waivers that postdate this Amendment or the Final Closing. The Purchasers confirm that there are no accrued and unpaid legal fees owed by the Issuer to any Purchaser.

7.   Continuing Effect. All other provisions of the Agreement that are not expressly amended or waived in this Amendment or the First Amendment to the Securities Purchase Agreement (attached as Annex C hereto) shall remain unchanged and in full force and effect in accordance with their terms.

8.   Reservation of Rights. Subject to the amendments contained herein or in the First Amendment to the Securities Purchase Agreement, nothing herein shall be construed to constitute a waiver of the rights of any Party under the Agreement with respect to Events of Default that may have occurred under the Agreement or any other Operative Document or may from time to time occur after the date hereof. The Purchasers hereby reserve the right to exercise from time to time any additional rights, powers or privileges and/or remedies the Purchasers have and/or to which the Purchasers are entitled to under the Agreement or under any other Operative Document. Neither this Amendment nor the First Amendment to the Securities Purchase Agreement constitute a waiver of any right, power or privilege that the Purchasers are entitled to exercise as a result of such other Event of Default under the Agreement, any Operative Document or otherwise.

9.   Governing Law; Jurisdiction; Waiver of Jury Trial. This Amendment shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The Issuer, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the State of New York and consents to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. The Issuer further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address referred to in Section 21 of the Agreement or as otherwise provided under the laws of the State of New York. Notwithstanding the foregoing, the Issuer agrees that nothing contained in this Section 9 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than the State of New York. THE ISSUER IRREVOCABLY WAVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR UNDER ANY OTHER OPERATIVE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10. Counterparts. This Amendment may be executed by the parties hereto on separate counterparts but all such counterparts shall together constitute but one in the same instrument.

[Signature Pages Follow]

AEROCENTURY CORP.
By:
Name:
Title:

SATELLITE FUND II, L.P. By: Satellite Advisors, L.L.C. Its General Partner
By:
Name:
Title:

SATELLITE FUND IV, L.P.
By: Satellite Advisors, L.L.C.
Its:  General Partner
By:
Name:
Title:

THE APOGEE GROUP, LLC
By: Satellite Asset Management, L.P.
Its: Manager
By:
Name:
 Title:

SATELLITE FUND V, LLC
By: Satellite Asset Management, L.P.
Its: Manager
By:
Name:
Title: